UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 1, 2021

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54716	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant’s telephone number including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2021, NeuroOne Medical Technologies Corporation (the “Company”) announced that Ron McClurg (“McClurg”), age 62, has been appointed to be the Chief Financial Officer of the Company, effective on January 1, 2021. A copy of the Company’s news release announcing McClurg’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Prior to joining the Company, from October 2003 to June 2019, Mr. McClurg served as Vice President - Finance & Administration and Chief Financial Officer of Incisive Surgical, Inc., a privately-held medical device manufacturer. From 1997 to 2002, Mr. McClurg served as Chief Financial Officer and Treasurer of Wavecrest Corporation, a privately-held manufacturer of electronic test instruments for the semiconductor industry. Prior to 1997, Mr. McClurg served as Chief Financial Officer for several publicly-held companies, including Video Sentry Corporation, Insignia Systems, Inc., and Orthomet, Inc. Currently, he serves on the board of governors of Biomagnetic Sciences, LLC.

McClurg Offer Letter

On January 1, 2021 (the “McClurg Start Date”), the Company and McClurg entered into a written agreement concerning McClurg’s employment (the “McClurg Contract”). The McClurg Contract provides that McClurg will receive a $250,000 annual salary, which amount is subject to review and may be adjusted based on the Company’s normal performance review practices, and that McClurg is eligible for an annual performance bonus up to twenty-five percent (25%) of McClurg’s effective salary for the applicable bonus year based on McClurg’s performance and the Company’s performance. McClurg will also be allowed to participate in the benefits programs and arrangements available to the Company’s employees, including paid vacation and sick leave, contributory and non-contributory welfare and benefit plans, disability plans, and medical, death benefit and life insurance plans for which McClurg is eligible under the terms of such plans.

Subject to the terms of the Company’s 2017 Equity Incentive Plan (as such plan may be amended, modified or replaced, the “Plan”) and the form of stock option agreement issued thereunder, on the McClurg Start Date, McClurg received a stock option (the “Initial Option Award”) to purchase 180,000 shares of the Company’s common stock (the “Initial Shares”), with an exercise price of $1.57 per share. The Initial Option Award shall be subject to the following additional terms: (1) subject to his continued employment with the Company and the terms of the Plan, twenty-five percent (25%) of the Initial Shares shall vest and become exercisable on the one (1) year anniversary of the McClurg Start Date and the balance of the Initial Shares subject to the Initial Option Award shall vest and become exercisable in equal monthly installments on the last day of each month over the next thirty-six (36) months; and (2) upon the occurrence of a Change of Control (as defined in the Plan) all of the Initial Shares subject to the Initial Option Award shall fully vest and become exercisable immediately prior to the effectiveness of such Change in Control, subject to McClurg’s continued employment with the Company as of such date and as further provided in the terms and conditions of the McClurg Contract, the Initial Option Award and the Plan.

McClurg will be an at-will employee of the Company.

A copy of the McClurg Contract is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above description of the material terms of the McClurg Contract is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Employment Offer Letter, dated as of January 1, 2021, by and between Ron McClurg and the Company
99.1	Press release, dated January 7, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

Dated: January 7, 2021	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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